Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2009 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 4, 2009 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months ended March 31, 2009.  Reported results for the three months ended March 31, 2008 reflect the Company's offshore operations which were sold during 2008 as discontinued operations.

Financial Results for the Three Months Ended March 31, 2009

Comstock reported a net loss of $5.7 million or 12¢ per share for the first quarter of 2009 as compared to 2008's first quarter net income from continuing operations of $29.4 million or 64¢ per diluted share.  The loss in the first quarter is attributable to the decline in oil and natural gas prices.  Comstock averaged $4.75 per Mcf for sales of its natural gas production in the first quarter of 2009, 42% lower than the $8.22 per Mcf realized in 2008's first quarter.  Realized oil prices in the first quarter of 2009 averaged $35.03 per barrel, 57% lower than the $81.49 per barrel in 2008's first quarter.

Comstock's production in the first quarter of 2009 increased 3% to 14.1 billion cubic feet equivalent of natural gas ("Bcfe") as compared to pro forma production of 13.7 Bcfe in the first quarter of 2008, which excludes production from properties sold during 2008.  The first quarter average daily production rate of 157 million cubic feet of natural gas equivalent ("MMcfe") decreased 4% from the 2008 fourth quarter production rate of 164 MMcfe per day mainly due to operational problems at third party operated gas processing facilities as well as delays experienced by the Company in completing some of its horizontal Haynesville wells during the first quarter of 2009.

Weaker oil and natural gas prices caused first quarter 2009's oil and gas sales to decrease 46% to $68.4 million from 2008's first quarter sales of $127.7 million.  Operating cash flow (before changes in working capital accounts) generated by Comstock's continuing operations in 2009's first quarter of $44.8 million decreased 51% from 2008's first quarter operating cash flow of $91.5 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses from continuing operations, decreased 56% to $45.3 million in 2009's first quarter from 2008's first quarter EBITDAX from continuing operations of $103.2 million.

2009 Drilling Results

Comstock also provided the results to date of its 2009 drilling program.  Comstock spent $97.3 million during the first three months of 2009 on its exploration and development activities.  Comstock expects to spend a total of $360.0 million in 2009 on its drilling program.  In the first quarter of 2009, Comstock drilled 14 wells (11.6 net), all of which were successful.  Nine of the 14 wells drilled in the first quarter were horizontal wells.

Comstock reported on its Haynesville Shale program in East Texas and North Louisiana.  The Company is very encouraged with recent results from its horizontal wells after changing its completion techniques.  Comstock's first Haynesville Shale horizontal wells utilized a formation stimulation process that utilized cross-linked heavier gel frac fluids and 20/40 ceramic proppants.  Based on results that other operators had achieved, Comstock modified the formation stimulation process to primarily non-cross linked lighter frac fluids (slick water) and smaller 40/70 resin coated sand or ceramic proppants.  Initial production results from wells using the new completion method were notably superior to wells using the old method.

The two wells drilled in the first quarter completed with the old method were the Bogue A #6H well drilled in the Waskom field in Harrison County, Texas and the Hart #1H drilled in the Logansport field in DeSoto Parish, Louisiana.  The Bogue A #6H was drilled to a vertical depth of 10,858 feet with a 2,600 foot horizontal lateral.  The well was completed with seven frac stages and was tested at an initial production rate of 7.4 MMcfe per day.  Comstock has a 100% working interest in this well.  The Hart #1H was drilled to a vertical depth of 11,553 feet with a 3,770 foot horizontal lateral.  The well was completed with ten frac stages and was tested at an initial production rate of 7.2 MMcfe per day.  Comstock has an 88% working interest in this well.  The Moneyham #1H in the Longwood field in Caddo Parish, Louisiana used the cross-linked heavier gel frac fluids but used smaller 40/70 proppant.  The Moneyham #1H was drilled to a vertical depth of 10,572 feet with a 3,840 foot horizontal lateral.  The Moneyham was completed with ten frac stages, however during clean-out operations coiled tubing was lost in the well lateral.  The well subsequently tested at an initial production rate of 6.6 MMcfe per day.  Comstock has a 100% working interest in this well.

Comstock has completed three wells using the new completion method.  The Headrick #1H and the Holmes A #1H were drilled in the Logansport field in the DeSoto Parish, Louisiana.  The Headrick #1H was drilled to a vertical depth of 11,525 feet with a 4,060 foot horizontal lateral.  The well was completed with ten frac stages and was tested at an initial production rate of 15.1 MMcfe per day.  Comstock has a 100% working interest in this well.  The Holmes A #1H was drilled to a vertical depth of 11,442 feet with a 4,010 foot horizontal lateral.  The Holmes was completed with ten frac stages and was tested at an initial production rate of 16.2 MMcfe per day.  Comstock has a 78% working interest in this well.  Comstock's most recently completed Haynesville well is in its Toledo Bend North field in DeSoto Parish, Louisiana.  The BSMC 12 #1H was drilled to a vertical depth of 11,535 feet with a 4,135 foot horizontal lateral.  This well was completed with ten frac stages and was tested with an initial production rate of 11.6 MMcfe per day.  Comstock has an 88% working interest in this well.

Comstock has scheduled the completion of four Haynesville horizontal wells, the Green #13H in Harrison County, Texas and the Broome #1H, Caraway #3H and the Colvin-Craner #2H in DeSoto Parish, Louisiana.  Comstock currently has five operated horizontal Haynesville Shale wells drilling and is participating in four non-operated horizontal Haynesville Shale wells.

In addition to the Haynesville Shale wells drilled in the East Texas/North Louisiana region in the first quarter, Comstock drilled three (2.2 net) successful horizontal wells targeting the Cotton Valley Taylor Sands.  These wells were drilled in the Blocker and Waskom fields in Harrison County, Texas and were tested at an average per well initial production rate of 4.2 MMcfe per day.  Comstock also drilled two (1.4 net) successful vertical wells in its Logansport field in DeSoto Parish, Louisiana which were tested at an average per well initial production rate of 1.6 MMcfe per day.

In its South Texas region, Comstock drilled three successful wells (2.5 net) in the first quarter which had an average per well initial production rate of 8.5 MMcfe per day.  Comstock drilled the Muzza #13 in the Fandango field to a 16,300 foot vertical depth and completed this well with an initial production rate of 7.3 MMcfe per day.  The Trevino #3 also in the Fandango field was drilled to a vertical depth of 14,720 feet.  This well was successfully completed with an initial production rate of 8.4 MMcfe per day.  Comstock has a 100% working interest in these wells.  The Santa Fe Julian Pasture #1 well in the Ball Ranch field was drilled to a total vertical depth of 13,388 feet and completed with an initial production rate of 9.9 MMcfe per day.  Comstock has a 45% working interest in this well.

Comstock also announced that its bank group led by Bank of Montreal has redetermined the Company's borrowing base under its bank revolving credit facility to $550.0 million.  At the end of the first quarter, Comstock had $90.0 million outstanding under its bank revolving credit facility.

Comstock has planned a conference call for 9:30 a.m. Central Time on Tuesday, May 5, 2009 to discuss the operational and financial results for the first quarter of 2009.  Investors wishing to participate should visit our website at www.comstockresources.com for a live web cast or dial 1-866-788-0540 and provide access code 48691066 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009		2008

Revenues:
Oil and gas sales	$68,351		$127,721

Operating expenses:
Oil and gas operating	16,959		21,202
Exploration	13		2,238
Depreciation, depletion and amortization	47,272		41,505
General and administrative	9,819		6,164
Loss on sales of assets	—		240

Total operating expenses	74,063		71,349

Operating income (loss) from continuing operations	(5,712)		56,372

Other income (expenses):
Interest income	22		161
Other income	63		22
Interest expense	(2,162)		(9,951)

Total other income (expenses)	(2,077)		(9,768)

Income (loss) from continuing operations before income taxes	(7,789)		46,604
Benefit from (provision for) income taxes	2,132		(17,202)

Income (loss) from continuing operations	(5,657)		29,402

Income from discontinued operations after income taxes and minority interest	—		11,693
Net income (loss)	$(5,657)		$41,095

Basic net income (loss) per share:
Continuing operations	$(0.12)		$0.65
Discontinued operations	—		0.26
	$(0.12)		$0.91
Diluted net income (loss) per share:
Continuing operations	$(0.12	)(1)	$0.64
Discontinued operations	—		0.26
	$(0.12	)(1)	$0.90
Weighted average shares outstanding:
Basic	44,941		44,179
Diluted	44,941	(1)	44,567

(1) Basic and diluted are the same due to the net loss.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended March 31,
	2009	2008

OPERATING CASH FLOW:
Net income (loss) from continuing operations	$(5,657)	$29,402
Reconciling items:
Deferred income taxes	(721)	15,232
Dry hole costs and lease impairments	—	2,238
Depreciation, depletion and amortization	47,272	41,505
Loss on sale of assets	—	240
Debt issuance cost amortization	203	202
Stock-based compensation	3,667	2,678
Operating cash flow	44,764	91,497
Excess tax benefit from stock-based compensation	(679)	(670)
Decrease (increase) in accounts receivable	10,185	(15,665)
Decrease (increase) in other current assets	235	(158)
Decrease in accounts payable and accrued expenses	(14,043)	(20,647)
Net cash provided by operating activities from continuing operations	$40,462	$54,357

EBITDAX:
Income (loss) from continuing operations	$(5,657)	$29,402
Loss on sale of assets	—	240
Interest expense	2,162	9,951
Income tax expense (benefit)	(2,132)	17,202
Depreciation, depletion and amortization	47,272	41,505
Stock-based compensation	3,667	2,678
Exploration	13	2,238
EBITDAX from continuing operations	$45,325	$103,216

	As of March 31,
	2009	2008

Balance Sheet Data:
Cash and cash equivalents	$963	$1,555
Derivative financial instruments	18,369	—
Other current assets	60,691	73,046
Marketable securities	15,351	—
Property and equipment, net	1,494,923	1,329,340
Assets of discontinued operations	—	1,011,934
Other	2,950	3,741
Total assets	$1,593,247	$2,419,616

Accounts payable and accrued expenses	$96,035	$63,780
Derivative financial instruments	—	17,658
Long-term debt	265,000	680,000
Deferred income taxes	184,484	105,064
Asset retirement obligation	5,678	7,827
Liabilities and minority interest of discontinued operations	—	738,226
Stockholders' equity	1,042,050	807,061
Total liabilities and stockholders' equity	$1,593,247	$2,419,616

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2009
	East Texas/
	North	South
	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	63	51	102	216
Gas production (million cubic feet – Mmcf)	7,179	4,911	703	12,793
Total production (Mmcfe)	7,555	5,218	1,315	14,088

Oil sales	$2,275	$2,079	$3,207	$7,561
Gas sales	31,318	20,964	2,596	54,878
Gas hedging gains	—	5,912	—	5,912
Total gas sales	31,318	26,876	2,596	60,790
Total oil and gas sales	$33,593	$28,955	$5,803	$68,351

Average oil price (per barrel)	$36.11	$40.76	$31.44	$35.03
Average gas price (per thousand cubic feet – Mcf)	$4.36	$4.27	$3.69	$4.29
Average gas price including hedging (per Mcf)	$4.36	$5.27	$3.69	$4.75
Average price (per Mcf equivalent)	$4.45	$4.42	$4.41	$4.43
Average price including hedging (per Mcf equivalent)	$4.45	$5.55	$4.41	$4.85
Lifting cost(1)	$7,503	$5,502	$3,954	$16,959	(1)
Lifting cost (per Mcf equivalent)	$0.99	$1.05	$3.01	$1.20

Oil and Gas Capital Expenditures:
Leasehold costs	$3,401	$271	$—	$3,672
Exploratory drilling	36,467	1,812	—	38,279
Development drilling	31,657	18,952	—	50,609
Other development	1,398	2,966	332	4,696
Total	$72,923	$24,001	$332	$97,256

(1) Includes production taxes of $1,122.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2008
	As Reported				Adjusted to Exclude 2008 Asset Sales
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	47	46	150	243	42	33	150	225
Gas production (million cubic feet – Mmcf)	6,727	5,630	773	13,130	6,281	5,330	773	12,384
Total production (Mmcfe)	7,008	5,907	1,671	14,586	6,535	5,527	1,671	13,733

Oil sales	$4,424	$4,520	$10,828	$19,772	$3,981	$3,235	$10,828	$18,044
Gas sales	55,731	46,135	6,327	108,193	52,657	43,799	6,327	102,783
Gas hedging losses	—	(244)	—	(244)	—	(244)	—	(244)
Total gas sales	55,731	45,891	6,327	107,949	52,657	43,555	6,327	102,539
Total oil and gas sales(4)	$60,155	$50,411	$17,155	$127,721	$56,638	$46,790	$17,155	$120,583	(4)

Average oil price (per barrel)	$94.13	$98.26	$72.19	$81.49	$94.79	$98.03	$72.19	$80.17
Average gas price (per thousand cubic feet – Mcf)	$8.28	$8.19	$8.18	$8.24	$8.38	$8.22	$8.18	$8.30
Average gas price including hedging (per Mcf)	$8.28	$8.15	$8.18	$8.22	$8.38	$8.17	$8.18	$8.28
Average price (per Mcf equivalent)	$8.58	$8.58	$10.27	$8.77	$8.67	$8.51	$10.27	$8.80
Average price including hedging (per Mcf equivalent)	$8.58	$8.53	$10.27	$8.76	$8.67	$8.47	$10.27	$8.78
Lifting cost(2)(3)(4)	$8,769	$7,056	$5,377	$21,202 (2)	$7,833	$6,125	$5,377	$19,335	(3)(4)
Lifting cost (per Mcf equivalent)	$1.25	$1.19	$3.22	$1.45	$1.20	$1.11	$3.22	$1.41

Oil and Gas Capital Expenditures:
Leasehold costs	$2,861	$1,124	$49	$4,034	$2,861	$1,124	$49	$4,034
Exploratory drilling	—	2,356	123	2,479	—	2,356	123	2,479
Development drilling	39,373	11,403	1,389	52,165	39,373	11,403	1,389	52,165
Other development(4)	930	717	1,716	3,363	782	545	1,716	3,043	(4)
Total(4)	$43,164	$15,600	$3,277	$62,041	$43,016	$15,428	$3,277	$61,721	(4)

(2)     Includes production taxes of $6,233.
(3)     Includes production taxes of $5,936.
(4)    Excludes oil and gas revenues of $7,138, operating expenses of $1,867 and other development capital expenditures of $320 related to oil and gas properties sold during 2008.